UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 30, 2014

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01           Regulation FD Disclosure.

On January 30, 2014, Arch Capital Group Ltd. (the “Company”) issued a press release announcing that certain of its U.S.-based subsidiaries (collectively, “Arch U.S. MI”) had closed the acquisition of CMG Mortgage Insurance Company (“CMG MI”) and the mortgage insurance platform of PMI Mortgage Insurance Co. (“PMI”). The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01           Other Events.

On January 30, 2014, Arch U.S. MI acquired (1) CMG MI from its former owners, PMI, which has been under the receivership of the Arizona Department of Insurance since 2011, and CMFG Life Insurance Company, and (2) PMI’s mortgage insurance operating platform and certain related assets from PMI. In connection with the closing of the transactions, PMI and an affiliate of the Company’s U.S.-based subsidiaries entered into a quota share reinsurance agreement pursuant to which such affiliate, as the reinsurer, agreed to provide 100% quota share indemnity reinsurance to PMI for all certificates of insurance that were issued by PMI between and including January 1, 2009 and December 31, 2011 that are not in default as of an agreed upon effective date. At closing, the Company’s U.S.-based subsidiaries paid aggregate consideration of $253.0 million. Additional amounts may be paid based on the actual results of CMG MI’s pre-closing portfolio over an agreed upon period. In addition, the Company entered into a services agreement with PMI to provide certain necessary services to administer the run-off of PMI’s legacy business at the direction of PMI.

As part of the transaction, CMG MI, which will be renamed “Arch Mortgage Insurance Company,” has been approved as an eligible mortgage insurer by Fannie Mae and Freddie Mac (each a “GSE”), subject to maintaining certain ongoing requirements. The approvals by the GSEs are subject to a number of conditions, including the maintenance of a minimum capital level and a risk-to-capital ratio. Without the approval of one or both of the GSEs and subject to the terms of the Approval Letters (as defined below), CMG MI may not return any capital to its parent or affiliates or make an investment or a loan in any subsidiary, make certain changes in capital deployments, enter into risk sharing transactions (including reinsurance agreements) or engage in a change of control transaction. CMG MI is also required to comply with existing published requirements, as amended from time to time, of the GSEs. Until CMG MI is formally rebranded following receipt of all applicable state approvals, the company will continue to operate under the CMG MI name, and the GSEs will continue to recognize CMG MI in their internal systems during such period. This summary of the conditions to the approvals of the GSEs is qualified in its entirety by the approval letters (the “Approval Letters”), which are filed as exhibits 99.2 and 99.3 and are incorporated by reference herein.

ITEM 9.01           Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated January 30, 2014 announcing that Arch U.S. MI had closed the acquisition of CMG MI and the mortgage insurance platform of PMI.

99.2	Letter Agreement, dated January 24, 2014 between Federal National Mortgage Association, Arch U.S MI Holdings Inc. and Arch Capital Group Ltd.

99.3	Letter, dated January 24, 2014, from Freddie Mac.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: January 30, 2014	By:	/s/ Marc Grandisson
Name: Marc Grandisson
Title: Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated January 30, 2014 announcing that Arch U.S. MI had closed the acquisition of CMG MI and the mortgage insurance platform of PMI.

99.2	Letter Agreement, dated January 24, 2014 between Federal National Mortgage Association, Arch U.S MI Holdings Inc. and Arch Capital Group Ltd.

99.3	Letter, dated January 24, 2014, from Freddie Mac.